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                                                                  Exhibit (a)(5)

                             RUSSELL INSURANCE FUNDS

                       AMENDMENT TO MASTER TRUST AGREEMENT

                Regarding Resignation and Retirement of Trustees

AMENDMENT NO. 5 to the Amended Master Trust Agreement dated July 11, 1996 (referred to herein as the "Agreement"), done this 19th day of August 2002, by the Trustees under such Agreement.

WITNESSETH:

     WHEREAS, Section 3.1 of the Agreement provides for the number, designation, election and other matters pertaining to the Trustees of the Trust; and

     WHEREAS, Section 3.1(d) of the Agreement provides a procedure for the voluntary retirement of Trustees by written instrument signed by each retiring Trustee and delivered to the other Trustees or any officer of the Trust; and

     WHEREAS, the Trustees from time to time may adopt policies (each, a "Retirement Policy" and, collectively, "Retirement Policies") governing the retirement of Trustees, including, but not limited to, Retirement Policies providing for mandatory retirement of Trustees upon their attainment of a specified age; and

     WHEREAS, the Trustees wish to clarify that retirements of Trustees required by or in accordance with any Retirement Policy shall be governed by and take effect in accordance with such policy and shall not require the execution or delivery of written instruments by retiring Trustees pursuant to Section 3.1(d) of the Agreement; and

     WHEREAS, Section 7.3 of the Agreement provides that a majority of the Trustees in office may act to amend the Agreement without shareholder approval so long as such amendment does not affect the rights of any shareholders;

     NOW THEREFORE, the Trustees hereby amend the Agreement as set forth below:

Amendment of the Master Trust Agreement.

Without affecting the rights and preferences of any presently issued and outstanding shares of interest in the Trust, the Agreement is hereby amended as follows:

Effective upon the filing of this Amendment in the minute books of the Trust by the Secretary of the Trust, and the filing of this Amendment with appropriate authorities of the Commonwealth of Massachusetts and the State of Washington,
Article III, Section 3.1(d) of the Agreement is amended to read in its entirety as set forth below:

          (d) Resignation and Retirement. Any Trustee may resign his or her trust or retire as a Trustee, by written instrument signed by him or her and delivered to the other Trustees or to any officer of the Trust and such resignation or retirement shall take effect upon such delivery or upon such later date as is

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     specified in such instrument and shall be effective as to the Trust and each Sub-Trust hereunder. Notwithstanding the foregoing, a retirement by a Trustee required by or in accordance with any policy approved and adopted by a majority of the Trustees with respect to retirements of Trustees (including, but not limited to, any policy providing for mandatory retirement of Trustees upon their attainment of a specified age) shall be governed by and take effect in accordance with such policy and shall be effective as to the Trust and each Sub-Trust.

The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement, and shall become effective on the designated effective date and year set forth hereinabove.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


/s/ Lynn L. Anderson                     /s/ Lee C. Gingrich
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Lynn L. Anderson                         Lee C. Gingrich


/s/ Paul E. Anderson                     /s/ Eleanor W. Palmer
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Paul E. Anderson                         Eleanor W. Palmer


/s/ Paul Anton                           /s/ Michael J. Phillips
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Paul Anton                               Michael J. Phillips


/s/ William E. Baxter                    /s/ Raymond P. Tennison, Jr.
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William E. Baxter                        Raymond P. Tennison, Jr.


/s/ Kristianne Blake                     /s/ Julie W. Weston
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Kristianne Blake                         Julie W. Weston